EXHIBIT 10.71
                            CHANGE IN TERMS AGREEMENT

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
    PRINCIPAL         LOAN DATE      MATURITY          LOAN NO         CALL / COLL     ACCOUNT     OFFICER   INITIALS
   $360,000.00       09-28-2001     10-01-2002        100006519
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  References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing ""'" has been omitted due to text length limitations.
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BORROWER:    insci-statements.com, Corp. (TIN: 06-1302773)               LENDER:  Pennsylvania Business Bank
             Two Westborough Business Park                                        1401 Walnut Street, 4th Floor
             Westborough, MA 01581                                                Philadelphia, PA 19102
                                                                                  (215) 564-2665

=====================================================================================================================

PRINCIPAL AMOUNT: $360,000.00                 INITIAL RATE: 9.000%             DATE OF AGREEMENT: September 28, 2001

DESCRIPTION OF EXISTING INDEBTEDNESS. A $500,000.00 Revolving Line of Credit to LogNet, Inc. (the "Loan"), evidenced by Promissory Note and Disclosure dated September 16, 1999, as modified by a Promissory Note and Disclosure Change In Terms Agreement dated May 22, 2000 and a Change In Terms Agreement dated June 27, 2001 (the "Note"), providing that no further draws would be made on the Credit Line and that the principal balance would be repaid in full on October 1, 2001 (the "Maturity Date"), together with all accrued and unpaid interest and charges and fees, if any, with quarterly payments of interest only being made beginning on September 1, 2000. Interest would accrue on the unpaid principal at the Wall Street Journal Prime Rate (the "Index," as more particularly defined herein) plus 1.500 percent per annum.

DESCRIPTION OF COLLATERAL. A security interest in all Inventory, Accounts, Chattel Paper, Equipment, General Intangibles, and Fixtures.

DESCRIPTION OF CHANGE IN TERMS. 1. insci-statements.com, Corp. is the successor in interest to LogNet, Inc. and shall assume all of LogNet, Inc.'s obligations under the Note and Related Documents. 2. The Loan is to be repaid in 11 monthly principal payments of $10,000.00 plus interest, beginning on November 1, 2001 and continuing on the first day of each month thereafter, and a 12th and final payment, due on October 1, 2002 (the "Maturity Date"), in a sum sufficient to satisfy all outstanding principal, accrued and unpaid interest, and charges and fees. 3. Interest will accrue on the outstanding principal balance at the Index plus 2 percent per annum, except that the rate of interest will never be less than 9 percent per annum (the "Interest Rate Floor"). 4. A $105,000.00 money market account, number 100011220, shall be pledged by Selway Partners, L.L.C. as collateral; and, in the event this deposit is increased to $200,000.00, the Interest Rate Floor will decrease to 8 percent per annum. 5. A security interest is granted in all collateral described in Schedule A annexed hereto. 6. Yaron Eitan and Selway Partners, L.L.C. are added as Guarantors. 7. Annual financial statements prepared by a certified public accountant acceptable to Lender on a review basis shall be submitted by the Borrower, insci-statements.com, Corp., and the Guarantor, Selway Partners, L.L.C., within 90 days of calendar year end.
7. In the event insci-statements.com, Corp. is sold while the Loan remains outstanding, the Loan shall immediately become due and payable in full.

PROMISE TO PAY. insci-statements.com, Corp. ("Borrower") promises to pay to Pennsylvania Business Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Hundred Sixty Thousand & 00/100 Dollars (S360,000.00), together with interest on the unpaid principal balance from October 4, 2001, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 11 principal payments of $10,000.00 each and one final principal and interest payment of $251,875.00. Borrower's first principal payment is due November 1, 2001, and all subsequent principal payments are due on the same day of each month after that. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning November 1, 2001, with all subsequent interest payments to be due on the same day of each month after that. Borrower's final payment due October 1, 2002, will be for all principal and all accrued interest not yet paid. Interest on this Agreement is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

                            CHANGE IN TERMS AGREEMENT
LOAN NO: 100006519                 (CONTINUED)                          PAGE 2
===============================================================================
VARIABLE INTEREST RATE. The interest rate on this Agreement is subject to change from time to time based on changes in an independent index which is the Prime Rate for large money center banks published daily in the Money Rates Section of the Wall Street Journal (Eastern, Edition) (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each when Prime Rate Change is announced. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 6.000% per annum. The interest rate to be applied to the unpaid principal balance of the Note will be at a rate of 2.000 percentage points over the Index, resulting in an initial rate of 9.000% per annum. Notwithstanding the foregoing, the variable interest rate or rates provided for in the Note will be subject to the following minimum and maximum rates. NOTICE: Under no circumstances will the interest rate on the Note be less than 9.000% per annum or more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Pennsylvania Business Bank, 1401 Walnut Street, 4th Floor, Philadelphia, PA 19102.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 10.000% of the unpaid portion of the regularly scheduled payment or $20.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Agreement to 7.000 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. If judgment is entered in connection with this Agreement, interest will continue to accrue on this Agreement after judgment at the interest rate applicable to this Agreement at the time judgment is entered.

DEFAULT. Each of the following shall constitute an Event of Default under this
Agreement:

      PAYMENT DEFAULT. Borrower fails to make any payment when due under the Indebtedness.

      OTHER DEFAULTS. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

      DEFAULT IN FAVOR OF THIRD PARTIES. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to perform Borrower's obligations under this Agreement or any of the Related Documents.

      FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

      INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

      CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

                            CHANGE IN TERMS AGREEMENT
LOAN NO: 100006519                 (CONTINUED)                          PAGE 3
===============================================================================

      EVENTS AFFECTING GUARANTOR.

      CHANGE IN OWNERSHIP. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

      ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

      INSECURITY. Lender in good faith believes itself insecure.

      CURE PROVISIONS. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default:
      (1) cures the default within five (5) days; or (2) if the cure requires more than five (5) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may, after giving such notices as required by applicable law, declare the entire unpaid principal balance on this Agreement and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

EXPENSES. If Lender institutes any suit or action to enforce any of the terms of this Agreement, Lender shall be entitled to recover such sum as the court may adjudge reasonable. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals, to the extent permitted by applicable law. Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the Commonwealth of Pennsylvania. This Agreement has been accepted by Lender in the Commonwealth of Pennsylvania.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Philadelphia County, Commonwealth of Pennsylvania.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $50.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

                            CHANGE IN TERMS AGREEMENT
LOAN NO: 100006519                 (CONTINUED)                          PAGE 4
===============================================================================

COLLATERAL. Borrower acknowledges this Agreement is secured by a security interest in all Inventory, Accounts, Chattel Paper, Equipment, Goods, General Intangibles, and Fixtures, as provided in a certain Security Agreement dated September 16, 1999 and more particularly described in Schedule A annexed hereto; and the pledge of money market account number 100011220.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

DEFINITION OF PRIME OR INDEX RATE. Lender uses the Prime Rate of interest for large money center banks as published daily in the Money Rates section of the Wall Street Journal or, if the Wall Street Journal no longer publishes the Prime Rate, another index published elsewhere, as selected by Lender.

CALCULATION OF INTEREST CHARGES. Any language herein to the contrary notwithstanding, all interest charges will be calculated based on a year of three hundred and sixty (360) days. Interest (finance charges) calculated for portions of a year will be calculated on a formula using 365 as the numerator and 360 as the denominator (i.e., 365/360).

SUCCESSOR INTERESTS. The terms of this Agreement shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors, and assigns, and shall be enforceable by Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy (ies) should be sent to us at the following address: _____________-
_____________-

MISCELLANEOUS PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several. If any portion of this Agreement is for any reason determined to be unenforceable, it will not affect the enforceability of any other provisions of this Agreement.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

                            CHANGE IN TERMS AGREEMENT
LOAN NO: 100006519                 (CONTINUED)                          PAGE 5
===============================================================================

BORROWER:




INSCI-STATEMENTS.COM, CORP.

BY:/S/ HENRY F NELSON                      (SEAL)
       ------------------------------------------
       HENRY F. NELSON, JR., PRESIDENT AND CEO OF
       INSCI-STATEMENTS.COM, CORP.

===============================================================================

                                   SCHEDULE "A"

SECURED PARTY:                                    DEBTOR(S):
--------------                                    ----------

Pennsylvania Business Bank                        insci-statements.com, Corp.
1401 Walnut Street, 4th  Floor                    Two Westborough Business Park
Philadelphia, Pa. 19102                           Westborough, Ma.  01581

As security for the prompt satisfaction of all Obligations of Debtor, the Debtor does hereby assign and grant to the Bank a lien and security interest in:

All personal property of the Debtor, including without limitation the following, all whether now owned or hereafter acquired or arising: (i) accounts, accounts receivable, contract rights, chattel paper (including electronic chattel paper), notes receivable, instruments and documents (including warehouse receipts), and client accounts arising out of contingency agreements, court awards, retainer agreements, or other professional arrangements; (ii) goods of every nature, including without limitation, inventory, stock-in-trade, raw materials, work in process, items held for sale or lease or finished or to be furnished under contracts of sale or lease, goods that are returned, reclaimed or repossessed, together with materials used or consumed in the Debtor's business; (iii) equipment, including, without limitation, machinery, vehicles, furniture, and fixtures; (iv) investment property; (v) general intangibles, of every kind and description, including, but not limited to payment intangibles, all existing and future customer lists, choses in action, claims (including without limitation claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, trade names, trade styles, telephone numbers, signage, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, source codes, object codes, records and data; (vi) deposit accounts; (vii) letter of credit rights; (ix) all property of the Debtor now or hereafter in the Bank's possession or in transit to or from, under the custody or control of or on deposit with, the Bank or any affiliate thereof, including deposit and other accounts; (x) all cash and cash equivalents; (xi) all cash and non-cash proceeds (including without limitation, insurance proceeds) or all of the foregoing property, all products thereof and all additions and accessions thereto, Substitutions therefore and replacements thereof; and (xii) all URLs, domain names, Internet addresses, IP addresses, e-mail addresses, and the like.